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February 19, 1997



IDS Life Insurance Company
IDS Tower 10
Minneapolis, Minnesota  55440-0010

Gentlemen:

Reference is made to the Registration Statement of IDS Life Variable Life Separate Account on Form S-6 (File Nos. 33-11165/33-62457 and 2-97637) under the Securities Act of 1933 which became effective June 17, 1987, registering an indefinite amount of securities pursuant to Rule 24f-2 adopted under the Investment Company Act of 1940.

In connection with the Rule 24f-2 Notice for the fiscal year ended December 31, 1996, I have made such examination of matter of fact and law as I have deemed appropriate, and am of the opinion that:

1) IDS Life Variable Life Separate Account is a validly organized and existing separate account of IDS Life Insurance Company, duly authorized as a unit investment trust under the laws of the State of Minnesota, with the power and authority to issue and sell the securities registered, and

2) The securities issued, being variable life insurance policies, were legally issued, non-assessable and require no further payment by the purchaser.

I hereby consent that the foregoing opinion may be used in connection with the Rule 24f-2 Notice.

Sincerely,



Mary Ellyn Minenko
Attorney at Law
(612) 671-3678

MEM/HSB/SP/lal